UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          August 10, 2007

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2007, the Board of Directors of USA Truck, Inc. appointed Clifton R. Beckham as President and Chief Executive Officer and elected him to the Board of Directors to succeed Jerry D. Orler who retired as President and CEO and from the Board of Directors on that date. On August 10, 2007, the Board of Directors also appointed Darron R. Ming to succeed Mr. Beckham as Chief Financial Officer.

In connection with Mr. Beckham’s appointment, the Company’s Executive Compensation Committee approved an increase in his annual base salary from $192,864 to $240,996, effective immediately. The Committee also approved an increase in Mr. Ming’s annual base salary from $126,360 to $168,000, effective immediately, in connection with his appointment as CFO.

Mr. Beckham’s nomination for election as a director was approved by the Company’s Nominating Committee and by the Company’s independent directors.

In connection with Mr. Orler’s retirement, he will receive $29,167 in the form of salary continuation through September 30, 2007 and medical benefits until June 30, 2008.

Additional information regarding these matters are contained in the Company’s press release dated August 10, 2007, which is filed as Exhibit 99.1 to this report and incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 News release issued by the Registrant on August 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	August 13, 2007	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	News release issued by the Registrant on August 10, 2007